UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Uber Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined).

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or on the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Explanatory Note

Uber Technologies, Inc. is filing a copy of a slide presentation dated April 27, 2020 intended to be used in meetings with stockholders and its feedback statement relating to the Glass Lewis Report on Uber's 2020 proxy statement.

Global All Hands 2021 In - Season Stockholder Engagement

Forward - looking statements 2 This presentation may contain forward - looking statements regarding our future business expectations, which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward - looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward - looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward - looking statements. These risks, uncertainties and other factors relate to, among others: the outcome of a legal appeal in the UK regarding the classification of Drivers and a related tax case before the UK tax authority, developments in the COVID - 19 pandemic and the impact on our business and operations, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments and proceedings, particularly with respect to our relationships with drivers and delivery persons. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10 - K for the year ended December 31, 2020 and subsequent, quarterly reports and other filings filed with the Securities and Exchange Commission from time to time. All information provided in this presentation is as of the date hereof and any forward - looking statements contained herein are based on assumptions that we believe to be reasonable as of such date. We undertake no duty to update this information unless required by law.

3 Key 2020 updates: strong execution in a challenging environment Rapid response to COVID - 19 crisis Since the earliest days of the pandemic, Uber mobilized internal teams and worked to support the health and well - being of employees, platform users, and the communities we serve. Uber will continue to be a partner in recovery to our cities and stakeholders as we define a new normal On track to achieve our EBITDA profitability goals in 2021 As a result of the decisive actions taken by our management team during this global crisis, we expect to deliver on the commitment we made to our stockholders to achieve profitability by the end of 2021 Compensation evolution informed by stockholder feedback We took stockholder feedback into account when making our executive compensation decisions, as we address the challenge of attracting and retaining key talent critical to the success of our business and the creation of long - term stockholder value 2020 Investor Engagement Efforts We believe conversations with our stockholders increases corporate accountability, improves decision - making, and ultimately create long - term stockholder value 65% of shares outstanding Engaged stockholders representing: Forward - looking corporate governance practices Continuing our responsive corporate governance actions, the Board requests your support for the management proposal to remove supermajority voting requirements Thoughtful approach to participation in the political process Our Nominating and Governance Committee oversees corporate political activities and contributions and lobbying activities, which help shape public policy and advocate for government actions that are consistent with our ethics and that support our business objectives

$19B $34B $50B $65B $58B 16 17 18 19 20 Uber is a global tech platform operating at massive scale 4 $58B Gross Bookings Delivery +109% YoY 3 5B Trips 93M MAPCs 4 Delivery +66% YoY 5 Gross Bookings Gross Bookings, Trips are FY 2020. MAPCs, Drivers, Merchants are as of Q4 2020 1. Based on our internal definition of city, which includes metropolitan areas that include several cities 2. As a percentage of Gross Bookings 3. Gross Booking YoY growth rates shown in constant currency 4. Monthly Active Platform Consumers 5. YoY growth excluding exited markets Delivery provided a natural hedge to Mobility in 2020, helping us navigate the challenges of the COVID - 19 pandemic 71 Countries ~10K Cities 1 Mobility 46% 2 Delivery 52% 2 Freight 2% 2 ‘ ‘ ‘ ‘ ‘ 3.5M Drivers 657K Merchants

During 2020, we pivoted towards growth while securing our future…

J F M A M J J A S O N D

- **J–F:** Careem acquisition closed; Divested Uber Eats in India for ownership stake in Zomato
- **M:** COVID-19 impacts begin
- **A:** Uber Direct and Uber Connect launched
- **M:** $1B run-rate fixed costs reduction commitment; 25% Headcount reduction; Divested JUMP for ownership stake in Lime
- **J:** Postmates acquisition announced; Acquired Routematch
- **A:** Autocab acquisition announced
- **S:** Uber Freight in Europe divested for ownership stake in Sennder; Uber found “fit and proper” to operate in London
- **O:** Uber Freight raises $500M in funding from Greenbriar
- **N:** Prop. 22 passes in California
- **D:** Postmates acquisition closed; Announced ATG and Uber Elevate Divestitures

…to focus on core opportunities


Mobility


Delivery


Freight

We remain on a path to achieving EBITDA profitability in 2021

5

Encouraging riders to stay at home Providing health & sanitization supplies Sent messages to riders in the app and on social media asking them to stay home and help slow the spread of the virus Committed $50M to help provide access to disinfectants, sanitization sprays and wipes, and ear - loop face masks to drivers and delivery people Supporting first responders & communities Supporting local restaurants Delivered 10M free rides and deliveries of food to frontline workers, seniors, and people in need Committed to provide $20M in support efforts to help local restaurants during the pandemic as part of our "Eat Local" campaign Supporting drivers and delivery people Supporting Uber employees Provided over $25M in financial assistance to over 75,000 drivers and delivery people Improved worker flexibility and work - from - home policies, and provided full - coverage mental health support Rapid response to COVID - 19 crisis › Took decisive action on costs across the Company, removing >$1B in annualized costs › Invested in increased business opportunity in Delivery, including through ramping up subscription efforts and acquiring Postmates 6 We took steps to position Uber for long - term success and mitigate short - term pressure on our business In 2021, we will help the world move again Committed 10M free or discounted rides to help make sure that transportation is not a barrier to getting the vaccine Advocating for drivers to be prioritized with other frontline workers for vaccine access Partnerships to improve vaccine access Uber’s partnerships so far include Moderna and Walgreens

Board continues to evolve to guide our growth Ronald Sugar (Chair) Former Chairman & CEO, Northrop Grumman Age: 72 Board Tenure: 2.7 Years Committees: Nominating & Governance (Chair); Compensation Revathi Advaithi CEO, Flex Ltd. Age: 53 Board Tenure: 0.7 Years Committees: Audit Ursula Burns Former Chairman and CEO, VEON Age: 62 Board Tenure: 3.5 Years Committees: Audit; Nominating & Governance Robert Eckert Partner, FFL Partners; Former CEO, Mattel Age: 66 Board Tenure: 1.0 Years Committees: Nominating & Governance; Compensation Amanda Ginsberg Former CEO, Match Group Age: 51 Board Tenure: 1.1 Years Committees: Audit Dara Khosrowshahi CEO, Uber Technologies Age: 51 Board Tenure: 3.6 Years Committees: None Wan Ling Martello Co - Founder & Partner, BayPine ; Former EVP, Nestle Age: 62 Board Tenure: 3.8 Years Committees: Nominating & Governance; Compensation H.E. Yasir Al - Rumayyan Governor, The Public Investment Fund Age: 51 Board Tenure: 4.8 Years Committees: Audit John Thain Former Chairman and CEO, CIT Group Age: 65 Board Tenure: 3.5 Years Committees: Audit (Chair) David Trujillo Partner, TPG Capital Age: 45 Board Tenure: 3.8 Years Committees: Nominating & Governance; Compensation (Chair) Alex Wynaendts Former Chairman and CEO, Aegon NV Age: 60 Board Tenure: < 0.1 Years Committees: Audit New addition in 2020 or 2021 7

9 6 7 8 11 10 A diverse and highly experienced board BOARD INDEPENDENCE GENDER DIVERSITY ETHNIC DIVERSITY BOARD TENURE DIRECTOR AGE SKILLS, EXPERIENCE AND BACKGROUND 8 91% Independent 36% Female 27% Ethnic minorities 2.6 Avg. years of tenure 58 Avg. director age Independent (10) Non - independent (1) Female (4) Male (7) Ethnic minorities (3) Not ethnic minorities (8) < 2 Years (4) 2 – 4 Years (6) > 4 Years (1) 45 – 55 Years (5) 56 – 65 Years (4) 66 + Years (2) Global company leadership Financial expertise Consumer and digital experience Innovation, technology, and high - growth experience Government, policy, and regulatory experience Sustainability and human capital management

Our compensation philosophy 9 In order to promote long - term stockholder value creation, we link the compensation of our executive officers to our long - term strategic goals and the key drivers of our business Attract and retain a highly talented, diverse team of executives who possess and demonstrate strong leadership, exceptional followership, and world - class management capabilities Align our executive officer's incentives with Company performance on measures that drive the creation of long - term stockholder value, thereby further aligning the interests of our executives with those of our stockholders Reward our executive officers and motivate them to achieve the Company's short - and long - term financial and strategic goals Promote doing the right thing, working tirelessly to earn the trust of our consumers and users, acting like owners, valuing ideas over hierarchy, making big bold bets, and celebrating our differences and drive to harness the power of global technology in achieving Company success 2020 CEO Target Compensation 94% AT - RISK COMPENSATION 6% Salary 13% Cash Bonus 81% Long - term Equity 2020 NEO Target Compensation 89% AT - RISK COMPENSATION 11% Salary 9% Cash Bonus 80% Long - term Equity Attract & retain talent Reinforce cultural norms Alignment with stockholders Pay - for - performance

2020 CEO compensation structure

<table>
<tr><th>Compensation type</th><th colspan="3">Link to strategy & performance alignment</th></tr>
<tr><td>Base Salary</td><td colspan="3">Provides fixed source of compensation for day-to-day responsibilities</td></tr>
<tr><td rowspan="2">Annual Cash Bonus</td><td colspan="3">2020 performance was measured against the following elements (equally weighted):</td></tr>
<tr><td>Key Financial Targets
• Gross Bookings
• Revenue*
• Adjusted EBITDA</td><td>Strategic & Operations Priorities
• Hit EBITDA breakeven by Q4 2020
• Maintain or gain category position ("CP") for Delivery and Mobility globally
• Constructive M&A
• More Delivery mkts with CP at #1 or #2
• Raise third-party funding for non-core
• Enhance financial controls</td><td>Company Objectives & Key Results
• Platform Foundations: Growth in active platform users and scaling new verticals
• Stand for Safety: Improvements in multiple safety metrics
• Hardcore Efficiency: Operational and G&A costs as a percentage of Gross Bookings
• Invest in Drivers' Success: Satisfaction and retention
• Product Obsession: Speed, efficiency, and technical performance of the Uber app
• Mission & Culture: Performance against employee D&I and cultural goals</td></tr>
<tr><td>Long-Term Equity Incentives
• RSUs (50%)
• PRSUs (50%)</td><td colspan="3">PRSUs are capped at 100% of target, vest over 3 years and are aligned to key financial and strategic metrics:
• Gross Bookings
• Mobility & Delivery Segment Adjusted EBITDA
• Adjusted EBITDA
• Diversity & Inclusion
• Safety Improvement</td></tr>
</table>

= Updated feature for 2020 to align with key strategic goals

* This metric was initially set as Adjusted Net Revenue, a non-GAAP financial measure. In the fourth quarter of 2020, we changed our accounting policy related to the presentation of excess Driver incentives and no longer present Adjusted Net Revenue.

10

Compensation evolution informed by stockholder feedback

Informed by our extensive year-round stockholder engagement efforts, the Compensation Committee continues to evolve the structure of our compensation programs to further our long-term strategic and overall profitability goals

2020 program highlights

Established market-competitive CEO compensation

- ✓ Transitioned total compensation from levels negotiated upon hire to substantially lower, market-competitive levels

Realigned NEO compensation

- ✓ To be internally consistent and aligned with market practice

Integrated more at-risk compensation

- ✓ For target compensation for all NEOs

Further defined formulaic cash bonus plan metrics

- ✓ More formulaic performance metrics and weightings

Aligned compensation with our main cultural norms

- ✓ Performance metrics include D&I and safety metrics

Stabilized executive leadership team in a challenging environment

- ✓ During uncertain COVID-19 environment and aggressive market for experienced leadership

Strengthened governance policies to align with best practice

- ✓ Expanded scope and application of Stock Ownership Guidelines and Clawback Policy

2021 program highlights

Strengthened annual bonus plan structure

- ✓ Added defined metrics, weighting, and threshold / maximum levels of achievement, an individual performance modifier, and overall payout cap of 200% of target bonus to annual cash bonus plan

Differentiated metrics in the Annual Bonus Plan and PRSU program

- ✓ Furthered differentiation between metrics under annual cash bonus plan and PRSU program

Expanded PRSU Participation to all NEOs

- ✓ To include all NEOs; 50% of annual equity awards granted to the CEO and CFO, 33% for all other NEOs

Integrated more longer-term PRSU goals and added a TSR modifier

- ✓ Expanded number and weighting of PRSU goals over 3 years; incorporated 3-year relative total shareholder return modifier

Refined peer group to ensure accurate performance comparisons

- ✓ Reduced emphasis on large bellwether companies, aligning peer group with our current revenue and market capitalization and companies that currently compete with us for business and talent

11

Key compensation decisions in 2020 12 Our CEO and Board of Directors waived their salary and retainer fees • As the pandemic spread, the Board of Directors decided to waive its general cash retainer fees and supported Dara Khosrowshahi in his decision to waive his base salary , both for the remainder of the year We chose not to adjust previously established goals for our cash bonus plan or our 2018 - 2020 PRSU awards • While we missed our pre - pandemic targets, we exceeded our adjusted targets as a result of the strength of our Delivery business and decisive actions taken by our executive officers • Despite this progress, the Compensation Committee chose not to adjust the previously established goals for our cash bonus plan or under our 2018 - 2020 PRSU awards , and none of the executive officers received the portion of their cash bonus that was conditioned on the achievement of the unmet financial targets We granted equity awards to reward exceptional performance and retain talent in a challenging environment • These awards were granted to ensure the stability of our executive leadership team and their focus on our strategic initiatives during a critical period in our Company’s history when many of our competitors were aggressively trying to attract our executive talent • Mr. West and Ms. Hazelbaker were essential in establishing the status of Drivers as independent contractors in California (i.e., the passage of Proposition 22 in California ), as well as the recovery of our license to operate in London , Uber’s largest European market and one of our top 5 cities worldwide based on Gross Bookings

x Independent Chairperson x Look for qualified women and underrepresented minorities for every open board seat x Board oversight of management succession planning x Board, committee, and individual director evaluation process x Robust s tock ownership guidelines for directors and NEOs x Clawback policy in our executive compensation program x ESG metrics incorporated into executive compensation What we do: 2020 Stockholder Engagement Stockholder engagement informs leading corporate governance 13 Held calls with over 75% of our top 100 stockholders representing over 65% of shares outstanding Key Topics Discussed › COVID - 19 response › Sustainable growth rate › Path to profitability › Capital allocation › Regulatory issues › Geographic strategy › Governance and financial performance › Executive compensation › ESG matters, including driver and delivery person well - being, D&I, safety initiatives and climate change › Strategy and risk management, including cyber risk, Board composition and succession, and increasing Board diversity › Disclosure enhancements Corporate Governance Highlights What we don’t do: Dual class stock Allow hedging of Uber stock by directors or employees Allow pledging of Uber stock by directors or employees for margin or speculative transactions Have a shareholder rights plan (“poison pill”) Have a classified board Continuing our responsive corporate governance actions, the Board requests your support for the management proposal to amend the certificate of incorporation and bylaws to remove supermajority voting requirements

ESG highlights 14 Uber is committed to sustainability as we reimagine the way the world moves for the better Driver / delivery person well - being Diversity, equity, inclusion & culture COVID - 19 response User safety Climate change Cybersecurity User privacy Ethic & compliance Local impact We are committed to sustainability as we reimagine the way the world moves for the better and work to make real life easier to navigate for everyone In 2020, we identified nine of the most relevant ESG issues to our Company and published our first ESG Report

Selected 2021 ESG commitments and priorities 15 Support communities in driving recovery from COVID - 19 Preserve flexibility and improve the quality and experience of independent work Follow through on our commitment to become an anti - racist company internally and for the advancement of our stakeholders Advance our efforts to be a fully zero - emission platform by 2040 Innovate and invest in safety technology as we pursue industry leadership in safety Be a trusted steward of our users’ and employees’ personal data Learn more about our approach to these issues in Uber’s 2020 ESG Report and on our website .

Board Oversight of Political Spending and Lobbying 16 Policy decisions can, and do, impact our strategies and operations in positive and negative ways. It is crucial that Uber advocates on behalf of the Company and its stakeholders as we reimagine the way the world moves for the better Board Oversight ● The Policy team regularly engages with the Board and its committees regarding policy priorities and strategy ● In 2020, Uber’s key public policy and lobbying priorities included: ○ protecting driver and delivery person flexibility ○ extending new benefits and protections to independent contractors ○ addressing regulations on app - based delivery and mobility services, ○ responding to, and supporting cities and states as they address COVID - 19. Role of advocacy at Uber ● Uber belongs to trade associations and organizations for many reasons, including advocacy, networking and thought leadership ● When an association or organization that we support takes a position that differs from ours, we may engage with the organization to express our views ● Uber’s public policy team monitors the use of dues or payments to trade associations and other organizations to ensure consistency with the company’s values and long - term interest

Uber’s transparent approach to participation in the political process 17 ● Adopted policy establishing Board oversight of political spending and lobbying activities at Uber ● Disclosure of: ● Uber’s U.S. corporate political activities policy ● A list of Uber’s memberships in and payments to trade associations established under section 501(c)(6) of the Internal Revenue Code (where Uber pay dues in excess of $50k) ● Uber’s U.S. corporate political contributions ● Aggregated, reported federal, state and local lobbying numbers ● Uber’s U.S. corporate independent expenditures ● Procedures governing Uber’s direct and indirect lobbying ● These are in line with best practices and the practices of many of our peers Last year the Board took a number of steps to improve Uber’s governance and transparency regarding political spending and lobbying activities 17